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                                 Exhibit 23 (i)

             Consent and Opinion of Counsel as to Legality of Shares
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                                 Law Offices of
                      Paul, Hastings, Janofsky & Walker LLP
       A Limited Liability Partnership Including Professional Corporations
                              345 California Street
                      San Francisco, California 94104-2635
                            Telephone (415) 835-1600
                            Facsimile (415) 217-5333
                              Internet www.phjw.com

                                  April 6, 2000


Montgomery Asset Management, LLC
101 California Street
San Francisco, California 94111

         Re:      The Montgomery Funds (the "Registrant")

Ladies and Gentlemen:

                  We hereby  consent to the  continued  use in the  Registrant's
Registration Statement,  until its withdrawal,  of our opinion given on December
28, 1999 (the "Prior Opinion") respecting the legality of the shares of beneficial interest for the following series of The Montgomery Funds: Montgomery U.S. Select 20 Portfolio (formerly Montgomery Growth 20 Portfolio) and Montgomery International 20 Portfolio.

                  The Prior Opinion was filed as an exhibit to Post-Effective Amendment No. 70 filed with the Commission on December 30, 1999.

                                                 Very truly yours,

                                       Paul, Hastings, Janofsky & Walker LLP